QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

February 12, 2004

EquiFin, Inc.
1011 Highway 71
2nd Floor
Spring Lake, NJ 07762

  RE:
  EquiFin, Inc.
  Form S-3 Registration Statement Covering 10,282,319 Shares
  of Common Stock ("Registered Common Stock")

Gentlemen:

        We have acted as counsel for EquiFin, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

        In that connection, we have examined the Certification of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that:

        1.    The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

        2.    The shares of the Registered Common Stock have been duly authorized and when issued in accordance with the terms of the respective derivative securities or, as applicable, the Company's commitment (with respect to the 175,000 shares of Registered Common Stock issuable by the Company as part consideration for the purchase of the Company's 15% Secured Participation Notes as described in the Registration Statement) to issue the Registered Common Stock, will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

        By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.

                      Very truly yours,

                      /s/ ST. JOHN & WAYNE, L.L.C.

QuickLinks

  Exhibit 5.1